Exhibit 15.2

MyRx Wallet MyRxWallet North America Corporation Your Health Data. Your Control. Your Consent. ONC (g)(10) INFERNO CERTIFIED 317 / 317 Sub - Tests PASS · April 17, 2026 Same federal certification required of Epic & Oracle $150B+ Healthcare IT Market TAM 317/317 ONC Inferno PASS $75M Reg A Max Raise $0 Outside Funding Raised Regulation A Tier 2 Offering | CIK: 0002041886 | Las Vegas, NV | myrxwallet.io MyRxWallet North America Corporation | myrxwallet.io | Confidential

Important Disclosures — Please Read Before Proceeding REGULATION A — RULE 255 REQUIRED NOTICE (VERBATIM PER SEC REGULATION) NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT IS QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND. NOT AN OFFER TO SELL This document is a preliminary overview for informational purposes only. It does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Company's Draft Offering Statement on Form 1 - A (CIK 0002041886) was submitted to the SEC on February 17, 2026 and has not been qualified. No securities may be sold, and no commitment to purchase may be accepted, until the Offering Statement is qualified by the Commission. GOING CONCERN / RISK OF LOSS The Company has incurred operating losses since inception and has not generated revenue. The Company's independent auditors have expressed SUBSTANTIAL DOUBT about the ability to continue as a going concern. Investment in this offering involves a HIGH DEGREE OF RISK. You may lose your ENTIRE INVESTMENT. This offering has no minimum amount; proceeds may be insufficient to fund operations. The Company should be viewed as a high - risk, speculative investment. FORWARD - LOOKING STATEMENTS All revenue projections, customer targets, milestone timelines, and product development plans contained herein are forward - looking statements based on management estimates involving significant assumptions and uncertainties. Actual results may differ materially. The Company undertakes no obligation to update these statements. Investors should refer to the complete Risk Factors section of the Offering Statement (CIK 0002041886) on EDGAR prior to making any investment decision. MyRxWallet North America Corporation | CIK 0002041886 | Form 1 - A Offering Statement (Not Yet Qualified) | Confidential

OUR STORY

# At 21, she earned the same federal certification Epic and Oracle hold.

Olivia Trinh is a full-time Public Health student at the University of Nevada, Reno. During her summer internships at primary care and OB/GYN clinics in her hometown of Las Vegas, she watched patients leave appointments empty-handed — unable to access records they had a legal right to. She came home with a question no one had answered: what if patients actually owned their health data?

FEDERAL CERTIFICATION

## 317/317

**ONC (g)(10) Inferno PASS**

April 17, 2026 — the certification Epic and Oracle Health hold. Most healthcare IT startups never reach it.

GOVERNMENT READY

## ACTIVE

**SAM UEI · CAGE Code**

UEI MVKQW9DKKGB8 · CAGE 20KM5. WOSB-eligible. SBA 8(a) in process. Federal procurement eligibility is active.

PUBLIC COMPANY

## SEC

**CIK 0002041886**

Wyoming C-corp, Form 1-A on file, PCAOB-audited financials, independent director seated. OTCQB-ready.

FEDERAL TAILWIND

## Jan 2026

**CMS-0057-F enforcement**

Federal mandate creates compulsory demand for exactly what we built. FHIR API + TEFCA filed April 2026.

**The fundability question:** A college student. $0 in outside funding. A full course load. And still — **a federally certified, SEC-registered healthcare company.** What does she build with **capital, a team, and full attention?**

*MyRxWallet North America Corporation · CIK 0002041886 · Offering Statement Under SEC Review — Not Yet Qualified*

MyRx Wallet The Problem: America's Healthcare Data Crisis Three compounding failures creating a $30B+ annual cost burden 01 Patients Don't Own Their Data Hospitals, insurers & legacy EHRs profit from patient records — selling, licensing & restricting access without consent. No mechanism for patients to carry, control or monetize their own clinical history. 280K+ Practices lacking enterprise EHR 02 No Affordable Certified EHR ONC (g)(10) certification is a legal prerequisite for Medicare/Medicaid incentive payments — yet EHR software costs $500K – $5M to implement. 76% of physicians & 1,400+ FQHCs are locked out. $30B+ Annual adverse drug event costs 03 Federal Mandates With No Solution CMS - 0057 - F (effective Jan 1, 2026) requires all Medicare/Medicaid payers to support FHIR - based patient access or face CMS penalties. The mandate is law. The affordable certified vendor doesn't exist — yet. 1,400+ FQHCs required to use certified EHR MyRxWallet North America Corporation | myrxwallet.io | Confidential

MyRxWallet

# The Solution: One Certified Platform, Three Breakthroughs

**MyRxWallet Platform — Built on Hyperledger Fabric · ONC (g)(10) Certified · Patient-Owned**

### FOR PATIENTS

- Blockchain NFT identity credential (MyRx-ID) — permanent, patient-owned
- Portable health record access on any device from any provider
- Consent-gated data marketplace: earn 85% of every pharma/research data sale
- AI Health Sentinel: real-time medication, lab & drug interaction monitoring

### FOR PROVIDERS

- Full ONC (g)(10) FHIR R4 EHR
- DEA EPCS controlled substance e-Rx
- CCM billing: $62.28/patient/month
- Drug provenance via DSCSA

### FOR FEDERAL / FQHCs

- ONC Inferno 317/317 PASS
- TEFCA participant (national data network)
- CAGE 20KM5 + SAM.gov registered
- WOSB eligible (SBA 8(a) in process)

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

**MyRxWallet**

# Why Now: Three Forces Converging in 2026

*The window is 12–18 months wide. All three forces are current, not coming.*

FORCE 1

## Federal Mandate Now In Effect

CMS-0057-F took effect January 1, 2026. Every Medicare/Medicaid payer must support FHIR-based patient access — or face CMS financial penalties. This is current law, not a coming regulation. Providers need certified EHR software today.

**LAW IN EFFECT: JAN 1, 2026**

FORCE 2

## Epic's Dominance Creating Defection Pressure

Epic raised prices 23% in 2024. Industry surveys show 67% of small practices find current EHR costs 'prohibitive.' We are priced 80–90% below Epic and offer the same federal certification. The defection window is open.

**EPIC +23% PRICE INCREASE: 2024**

FORCE 3

## Post-COVID FQHC Funding Surge

HRSA received $7.5B+ for FQHCs under the American Rescue Plan. These centers must use ONC-certified EHR under federal grant terms. The money has been allocated. The affordable certified vendor does not exist — until now.

**$7.5B HRSA FQHC FUNDING**

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

MyRxWallet

# Traction: Built Bootstrapped. Federally Certified.

*Zero outside capital. Every achievement below was self-funded.*

| | | | |
|---|---|---|---|
| Apr 17, 2026 | **ONC (g)(10) Inferno — 317/317 PASS** | Federal EHR certification. Epic/Oracle spent $1M–$15M. We did it bootstrapped. |
| Apr 2026 | **Full EHR Platform Live** | Patient portal, provider portal, FHIR API, blockchain audit operational. |
| Apr 2026 | **CAGE 20KM5 + SAM.gov UEI: MVKQW9DKKGB8** | Federal contract eligible today — most healthcare startups never reach this. |
| Apr 2026 | **TEFCA Participant Application Submitted** | National health data network — same Epic/Cerner connect to; rare for pre-revenue company. |
| Apr 2026 | **USCDI v7 Element 703 Filed with ONC** | Novel national blockchain patient identity standard — if adopted, every EHR vendor must integrate. |
| Apr 2026 | **DEA EPCS Audit Initiated (Schellman)** | Controlled substance e-prescribing — opens 30%+ more prescriber TAM. |
| May 2026 | **Pepperdine MFC Quarter-Finals** | Advanced to quarter-finals — external validation of business model strength. |

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

MyRx Wallet Market Opportunity: $150B+ TAM, Federal Mandate Floor TAM $150B+ SAM $2.1B SOM $52M Independent Physician Practices 280,000 practices · 76% lack enterprise EHR · $299 – $599/month SaaS Federally Qualified Health Centers 1,400+ centers · 32M patients · $7.5B HRSA funding · $30K – $200K/year contracts CMS Promoting Interoperability $1B+ incentive payments tied to ONC - certified EHR use Patient Data Marketplace $5.3B by 2027 · 25% CAGR · 15% platform fee on consented research sales Federal Prime Contracts VA, IHS, CMS · $500K – $5M sole - source contracts via 8(a) pathway MyRxWallet North America Corporation | myrxwallet.io | Confidential

MyRx Wallet Business Model: 4 Revenue Streams, All Recurring Designed for ROI - positive customer economics — CCM billing model offsets platform cost at scale. 1 SaaS Subscription • • • • Solo Provider: $299/month Small Practice: $799/month FQHC / Health Center: $2,499/month Federal / Enterprise: $100K – $500K/year Entry tier ($9,999/year) is below federal procurement threshold — no RFP required 2 CCM Billing Platform Fee • • • • CMS pays providers $62.28/patient/month MyRxWallet charges 10% fee = $6.23/patient/month 500 CCM patients → $37K/year for provider + $3.7K for us Passive, recurring, scales with provider patient panel CCM module designed to offset platform cost on a per - patient basis 3 Blockchain Gas Micro - Fees • • • • Every data access event = $0.001 micro - fee 1,000 providers п 50 daily events = $50/day Scales automatically with platform adoption Near - zero per transaction; significant at volume Zero marginal cost to us — pure margin at scale 4 MyRxWallet North America Corporation | myrxwallet.io | Confidential Patient Data Marketplace • • • • Patient sets price floor for consented data Pharma / biotech / research institutions pay directly Patient earns 85%; MyRxWallet earns 15% fee Fully HIPAA - compliant; patient - activated only Market size: $5.3B by 2027, growing 25% CAGR

MyRxWallet

# Competitive Advantage: Architecture Cannot Be Bolted On

*Legacy EHRs cannot add blockchain-native patient credentials without rebuilding their database. This is an architectural moat.*

| Feature | MyRxWallet | Epic | Oracle/Cerner | athenahealth | DrChrono |
|---|---|---|---|---|---|
| ONC (g)(10) Inferno PASS | ✓ | ✓ | ✓ | ✓ | ✓ |
| Blockchain Patient Identity | ✓ | ✗ | ✗ | ✗ | ✗ |
| Patient Data Ownership + Marketplace | ✓ | ✗ | ✗ | ✗ | ✗ |
| Hyperledger Fabric Immutable Audit | ✓ | ✗ | ✗ | ✗ | ✗ |
| CCM Billing Module (CMS revenue) | ✓ | ✓ (extra fee) | ✓ (extra fee) | ✓ (add-on) | ✗ |
| DSCSA Drug Provenance Tracking | ✓ | Partial | Partial | ✗ | ✗ |
| WOSB / SBA 8(a) Eligible | ✓ | ✗ | ✗ | ✗ | ✗ |
| Price for Small Practice | $299/mo | $500K+ impl. | $200K+ impl. | $350+/mo | $199/mo (ltd) |

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

MyRxWallet

# Go-to-Market: Federal-First, Then Expand

## PHASE 1 — YEAR 1

### FQHC Beachhead Strategy

Legally required to use ONC-certified EHR · HRSA-funded (money is available) · Entry tier ($9,999) is below federal procurement threshold — no RFP, single decision-maker, 30-day close

**CHANNELS:**

- NVPCA — 15 Nevada FQHCs targeted via NVPCA channel
- CPCA — 300+ California FQHCs
- TACHC — 70+ Texas FQHCs
- HRSA Site Visit contacts — 1,400 grantees

**TARGET: 10-20 FQHC contracts · $300K-$1M ARR**

## PHASE 2 — YEAR 2

### Independent Physician Expansion

76% of 280K practices are without enterprise EHR · Digital CAC ~$200–$400 vs FQHC $5K–$8K · CCM billing drives ROI-positive sales conversation

**CHANNELS:**

- Google Ads: ONC-certified EHR small practice
- Content/SEO: CMS Promoting Interoperability incentives
- Revenue cycle management channel partners

**TARGET: 500 practices + 50 FQHCs · $900K ARR**

## PHASE 3 — YEAR 3

### Federal Prime Contracts

FedRAMP + SBA 8(a) unlocks sole-source contracts up to $5.5M · IHS (170 federal facilities) WOSB set-aside eligible · ARPA-H SBIR ($600K non-dilutive)

**CHANNELS:**

- FedRAMP Marketplace visibility
- SBA 8(a) sole-source awards
- IHS agency procurement
- ARPA-H SBIR Phase I

**TARGET: First federal prime contract · $500K+ ARR**

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

MyRxWallet

# Team: Built by a Rare Founder

OT

## Olivia Trinh

*Founder · Chairman · CEO · Interim CFO*

Age 21 · University of Nevada, Reno · B.S. Public Health · Minor: Business Administration

- **Zero outside capital — at 21** Built the entire platform from $0 bootstrapped to ONC federal certification while enrolled full-time
- **Full-stack engineering** FastAPI · React · Hyperledger Fabric · NGINX/systemd — solo, no technical co-founder
- **ONC (g)(10) Certified** Navigated 317/317 Inferno PASS without a CTO, co-founder, or outside firm
- **Federal compliance stack** SAM.gov · CAGE · TEFCA · USCDI v7 standard filing — self-executed
- **Regulatory expertise** 45 CFR Part 164 (HIPAA) · CMS PI · DEA 21 CFR 1311 · DSCSA
- **WOSB & SBA 8(a)** Vietnamese-American woman founder · Presumptively eligible · 8(a) in process

SH

## Scherri A. Harps

*Independent Director · Appointed Mar 1, 2026*

- **20+ Years Sales Leadership**
  Contract negotiation · Client relationship management
- **Fortune 500 Experience**
  Lennar Corporation (NYSE:LEN) · 5+ years as licensed real estate broker
- **Academic Background**
  B.S. Economics & Finance · University of Southern California

### PLANNED HIRES (Post-Offering)

**Chief Technology Officer / Technical Co-Founder**
$80K–$100K + equity

**FQHC & Federal Sales Representative**
$60K base + commission

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

MyRx Wallet Financial Projections: Projected Path to Profitability Conservative organic projections based on specific customer unit economics. Noah Therapeutics acquisition pending. Total ARR by Year Year 1 Year 2 Year 3 5000000 4500000 4000000 3500000 3000000 2500000 2000000 1500000 1000000 500000 0 SaaS ARR CCM + Other Year 3 Year 2 Year 1 Metric 100+ 50 10 FQHC Customers 2,000 500 50 Small Practices $3.8M $900K $180K SaaS ARR $299K $75K $0 CCM Billing Fees $500K+ $200K $0 Federal Contracts $100K $25K $0 Data Marketplace $4.7M $1.2M $180K Total ARR ~80% ~78% ~75% Gross Margin ~$140K ~$75K ~$35K Monthly Burn Path to cash - flow positive: 20 FQHCs + 200 small practices = $1.72M projected ARR vs. $840K burn → projected cash - flow positive at Month 14 – 16 post - funding. MyRxWallet North America Corporation | myrxwallet.io | Confidential Forward - Looking Statements: All projections are management estimates subject to significant uncertainty. Actual results may differ materially. See Risk Factors in the Offering Statement (CIK 0002041886).

MyRxWallet

# Regulatory & IP: An 18–36 Month Moat

### ONC (g)(10) Inferno
ACTIVE

PASS — 317/317

Federal EHR certification · Legal requirement for Medicare/Medicaid providers

### FHIR R4 + SMART on FHIR
ACTIVE

Live

Federal data exchange standard · Required under CMS-0057-F (Jan 2026)

### TEFCA Participant
APPLIED

Applied

National health data network — same network Epic/Cerner connect to

### CAGE 20KM5 + SAM.gov
ACTIVE

Active (UEI: MVKQW9DKKGB8)

Federal contracting eligibility — gates all government revenue

### USCDI v7 Element 703
FILED

Filed with ONC

Novel blockchain patient identity standard — if adopted, becomes compliance requirement

### DEA EPCS (21 CFR Part 1311)
IN PROGRESS

Audit In Progress (Schellman)

Controlled substance e-prescribing — opens ~30% additional prescriber TAM

### FedRAMP Authorization
PLANNED

In Preparation

Required for federal cloud-hosted contracts (VA, IHS, CMS)

### SOC 2 Type II
PLANNED

Planned

Enterprise / payer sales prerequisite — unlocks major health system contracts

MyRxWallet North America Corporation | myrxwallet.io | Confidential

MyRxWallet

# The Ask: Regulation A Tier 2 Public Offering

Raising Up To

**$75,000,000**

Regulation A Tier 2 | $85.00 per share | CIK: 0002041886

***OFFERING STATEMENT UNDER SEC REVIEW — NOT YET QUALIFIED***

*No commitment may be accepted prior to qualification*

## USE OF PROCEEDS

| | | |
|---|---|---|
| Strategic M&A (70%) | $52.50M | *Platform ecosystem acquisitions* |
| EHR Platform Development (10%) | $7.50M | *DEA EPCS, FedRAMP, SOC 2* |
| Working Capital (10%) | $7.50M | *Team, operations, infrastructure* |
| Legal / Regulatory (5%) | $3.75M | *SEC compliance, IP filings* |
| Land Acquisition — India (5%) | $3.75M | *Prana data center infrastructure* |

## 18-MONTH MILESTONES POST-FUNDING

- **DEA EPCS Certified**
  Opens full prescriber market (+30% TAM)
- **SOC 2 Type II Complete**
  Unlocks enterprise + payer sales channel
- **FedRAMP Ready Designation**
  Visible to all federal agencies on marketplace
- **10–20 Paying FQHC Customers Signed**
  Revenue base established, referenceable clients
- **$1.2M ARR Path Established**
  Conservative; full offering proceeds accelerate further
- **ARPA-H SBIR Phase I Submitted**
  $600K non-dilutive potential (July 2026 deadline)
- **S-1 Filing Initiated**
  Path to OTCQB → Nasdaq uplisting

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*

**MyRxWallet**

# Your Health Data. Your Control. Your Consent.

| 317/317 | $68,300 | 5 | $150B+ |
|---|---|---|---|
| ONC Inferno PASS | F&F Equity Round | Federal Registrations | Healthcare IT TAM |

## Contact & Verify

**Olivia Trinh — Founder & CEO**
olivia@myrxwallet.io | info@myrxwallet.io | 702.546.8686

**Website**
myrxwallet.io | ehr.myrxwallet.io/docs

**ONC Inferno Verification**
inferno.healthit.gov (info@myrxwallet.io)

**SAM.gov UEI**
MVKQW9DKKGB8

**CAGE Code**
20KM5

**SEC CIK**
0002041886

*MyRxWallet North America Corporation | myrxwallet.io | Confidential*